Exhibit 99.1

Genworth Financial, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the effects of the initial public offering (“IPO”) of common shares of Enact Holdings, Inc. (“Enact Holdings”), an indirect subsidiary of Genworth Financial, Inc. (the “Company”), on the Company’s historical condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial statements and related notes also present the effects of the purchase of common shares of Enact Holdings by certain investment funds managed by Bayview Asset Management, LLC in a concurrent private sale (“Private Sale”) and the underwriters 30-day option to purchase additional common shares (“Over-Allotment Option”) exercised by the underwriters on September 16, 2021. The net cash proceeds raised through the IPO, Private Sale and Over-Allotment Option (collectively the “Offering”) triggered a mandatory prepayment (“Note Prepayment”) under a provision of a secured promissory note owed to AXA S.A. (“AXA”). The unaudited pro forma condensed consolidated financial statements and related notes also gives effect to the contractually obligated Note Prepayment on the Company’s historical condensed consolidated financial statements. The Offering closed on September 20, 2021 and the secured promissory note, including the Note Prepayment but excluding future claims still being processed, was fully repaid by the Company on September 21, 2021.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 is based on the assumption that the Offering and Note Prepayment to AXA was completed on June 30, 2021. Although the remaining balance of the secured promissory note was paid in full, the Company was contractually obligated to prepay approximately $177 million in accordance with the Note Prepayment provision of the secured promissory note owed to AXA. The Note Prepayment provision requires the Company, or Genworth Holdings, Inc. (“Genworth Holdings”), a wholly owned subsidiary of the Company, to prepay the secured promissory note upon receipt of net cash proceeds in excess of $352 million from a qualifying equity issuance from Enact Holdings. Accordingly, the unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 only includes the portion of the Note Prepayment that was contractually required as a result of the Offering. The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the assumption that the Offering and the mandatory portion of the Note Prepayment to AXA were completed on January 1, 2020.

The unaudited pro forma financial statements as of and for the periods presented are for illustrative and informational purposes only and are not intended to represent, or be indicative of, what the Company’s financial position or results of operations would have been had the Offering or Note Prepayment been completed on the dates noted above. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of the Company’s future financial position or results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma adjustments are based upon currently available factual information and certain assumptions that the Company believes are reasonable under the circumstances. Actual amounts could differ materially from these estimates. The pro forma results should be read in conjunction with the financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the six months ended June 30, 2021.

After the Offering, the assets and liabilities of Enact Holdings will continue to be fully consolidated by the Company as the majority shareholder and there will be a component in equity attributable to the noncontrolling interests of Enact Holdings.

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in millions, except par value and share amounts)

As of June 30, 2021

	Historical	Adjustments(a)		Pro Forma
Assets
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost of $53,111 and allowance for credit losses of $—)	$61,649	$—		$61,649
Equity securities, at fair value	147	—		147
Commercial mortgage loans (net of unamortized balance of loan origination fees and costs of $4)	6,912	—		6,912
Less: Allowance for credit losses	(33)	—		(33)

Commercial mortgage loans, net	6,879	—		6,879
Policy loans	2,083	—		2,083
Other invested assets	2,260	—		2,260

Total investments	73,018	—		73,018
Cash, cash equivalents and restricted cash	2,214	352	(b)	2,566
Accrued investment income	573	—		573
Deferred acquisition costs	1,212	—		1,212
Intangible assets	151	—		151
Reinsurance recoverable	16,716	—		16,716
Less: Allowance for credit losses	(50)	—		(50)

Reinsurance recoverable, net	16,666	—		16,666
Other assets	403	—		403
Deferred tax asset	211	48	(c)	259
Separate account assets	6,202	—		6,202

Total assets	$100,650	$400		$101,050

Liabilities and equity
Liabilities:
Future policy benefits	$42,165	$—		$42,165
Policyholder account balances	19,944	—		19,944
Liability for policy and contract claims	11,546	—		11,546
Unearned premiums	695	—		695
Other liabilities	1,664	—		1,664
Long-term borrowings	2,924	—		2,924
Separate account liabilities	6,202	—		6,202
Liabilities related to discontinued operations	346	(177	) (d)	169

Total liabilities	85,486	(177)		85,309

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 1.5 billion shares authorized; 596 million shares issued; 508 million shares outstanding	1	—		1
Additional paid-in capital	12,018	(149	) (e)	11,869
Accumulated other comprehensive income (loss)	3,834	(29	) (f)	3,805
Retained earnings	2,011	—		2,011
Treasury stock, at cost (88 million shares)	(2,700)	—		(2,700)

Total Genworth Financial, Inc.’s stockholders’ equity	15,164	(178)		14,986
Noncontrolling interests	—	755	(g)	755

Total equity	15,164	577		15,741

Total liabilities and equity	$100,650	$400		$101,050

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Genworth Financial, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Balance Sheet

(a)

Adjustments reflect the impact from the Offering of 29,962,560 common shares of Enact Holdings completed on September 20, 2021. Following completion of the Offering, the Company beneficially owns approximately 81.6% of the common shares of Enact Holdings.

(b)

Adjustment reflects the net proceeds of approximately $529 million received by the Company in conjunction with the completion of the Offering. Net proceeds received from the Offering after underwriter fees were $535 million, before other fees and expenses that are estimated to be approximately $6 million. Adjustment assumes a portion of the net proceeds received from the Offering were used to make a Note Prepayment of approximately $177 million to AXA. The Note Prepayment is a contractual obligation of the Company paid in accordance with a provision of a secured promissory note due to AXA. The Company assumes, for purposes of the unaudited pro forma condensed consolidated balance sheet, that all expenses and the Note Prepayment were paid in cash on June 30, 2021.

(c)	Adjustment represents a change in deferred taxes for the 18.4% noncontrolling interests in Enact Holdings reflected in connection with the Offering.
(d)

Adjustment assumes the Note Prepayment of approximately $177 million paid to AXA. A secured promissory note issued to AXA contains an amended provision that requires prepayment upon the Company, or Genworth Holdings, receiving net cash proceeds in excess of $352 million from a qualifying equity issuance from Enact Holdings.

(e)

The Offering resulted in a decrease in the Company’s ownership of Enact Holdings without a loss of control, accordingly the Offering was accounted for as an equity transaction with no gain or loss recognized through earnings. The adjustment reflects the difference between the net proceeds received, less 18.4% ownership interest attributable to noncontrolling interests in Enact Holdings’ equity, including accumulated other comprehensive income (loss), and deferred taxes.

(f)	Adjustment represents the 18.4% noncontrolling interests in Enact Holdings’ net unrealized investment gains reflected in connection with the Offering.
(g)	Adjustment represents the 18.4% ownership interest attributable to noncontrolling interests in Enact Holdings’ equity reflected in connection with the Offering.

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2021

(Amounts in millions, except per share amounts)

	Historical	Adjustments(a)	Pro Forma
Revenues:
Premiums	$1,915	$—	$1,915
Net investment income	1,645	—	1,645
Net investment gains (losses)	103	—	103
Policy fees and other income	363	—	363

Total revenues	4,026	—	4,026

Benefits and expenses:
Benefits and other changes in policy reserves	2,379	—	2,379
Interest credited	258	—	258
Acquisition and operating expenses, net of deferrals	579	—	579
Amortization of deferred acquisition costs and intangibles	163	—	163
Interest expense	94	—	94

Total benefits and expenses	3,473	—	3,473

Income from continuing operations before income taxes	553	—	553
Provision for income taxes	134	—	134

Income from continuing operations	419	—	419
Income from discontinued operations, net of taxes	16	— (b)	16

Net income	435	—	435
Less: net income from continuing operations attributable to noncontrolling interests	—	47 (c)	47
Less: net income from discontinued operations attributable to noncontrolling interests	8	—	8

Net income available to Genworth Financial, Inc.’s common stockholders	$427	$(47)	$380

Net income available to Genworth Financial, Inc.’s common stockholders:
Income from continuing operations available to Genworth Financial, Inc.’s common stockholders	$419	$(47)	$372
Income from discontinued operations available to Genworth Financial, Inc.’s common stockholders	8	—	8

Net income available to Genworth Financial, Inc.’s common stockholders	$427	$(47)	$380

Income from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.83	$(0.09)	$0.74

Diluted	$0.82	$(0.09)	$0.73

Net income available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.84	$(0.09)	$0.75

Diluted	$0.83	$(0.09)	$0.74

Weighted-average common shares outstanding:
Basic	506.5	506.5	506.5

Diluted	514.4	514.4	514.4

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

GENWORTH FINANCIAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2020

(Amounts in millions, except per share amounts)

	Historical	Adjustments(a)	Pro Forma
Revenues:
Premiums	$4,110	$—	$4,110
Net investment income	3,260	—	3,260
Net investment gains (losses)	558	—	558
Policy fees and other income	730	—	730

Total revenues	8,658	—	8,658

Benefits and expenses:
Benefits and other changes in policy reserves	5,391	—	5,391
Interest credited	549	—	549
Acquisition and operating expenses, net of deferrals	988	—	988
Amortization of deferred acquisition costs and intangibles	492	—	492
Goodwill impairment	5	—	5
Interest expense	202	—	202

Total benefits and expenses	7,627	—	7,627

Income from continuing operations before income taxes	1,031	—	1,031
Provision for income taxes	270	—	270

Income from continuing operations	761	—	761
Loss from discontinued operations, net of taxes	(549)	3 (b)	(546)

Net income	212	3	215
Less: net income from continuing operations attributable to noncontrolling interests	34	70 (c)	104
Less: net income from discontinued operations attributable to noncontrolling interests	—	—	—

Net income available to Genworth Financial, Inc.’s common stockholders	$178	$(67)	$111

Net income (loss) available to Genworth Financial, Inc.’s common stockholders:
Income from continuing operations available to Genworth Financial, Inc.’s common stockholders	$727	$(70)	$657
Loss from discontinued operations available to Genworth Financial, Inc.’s common stockholders	(549)	3	(546)

Net income available to Genworth Financial, Inc.’s common stockholders	$178	$(67)	$111

Income from continuing operations available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$1.44	$(0.14)	$1.30

Diluted	$1.42	$(0.14)	$1.28

Net income available to Genworth Financial, Inc.’s common stockholders per share:
Basic	$0.35	$(0.13)	$0.22

Diluted	$0.35	$(0.13)	$0.22

Weighted-average common shares outstanding:
Basic	505.2	505.2	505.2

Diluted	511.6	511.6	511.6

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

Genworth Financial, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Statements of Income

(a)

Adjustment reflects the impact from the Offering of 29,962,560 common shares of Enact Holdings completed on September 20, 2021. Following completion of the Offering, the Company beneficially owns approximately 81.6% of the common shares of Enact Holdings.

(b)

Adjustment represents a reduction in interest expense reported as discontinued operations resulting from an assumed Note Prepayment of approximately $177 million paid to AXA. The Company assumes, for purposes of the unaudited pro forma condensed consolidated statements of income, that the Note Prepayment was paid on January 1, 2020. There was no adjustment reflected for the six months ended June 30, 2021 due to a mandatory principal payment of approximately $245 million resulting from the sale of Genworth Mortgage Insurance Australia Limited (“Genworth Australia”), a previous majority owned subsidiary of the Company. The mandatory principal payment made in connection with the Genworth Australia sale retroactively reduced the interest rate on the promissory note to 2.75%, which resulted in no amounts recognized for interest expense reported as discontinued operations for the six months ended June 30, 2021.

(c)

Adjustment represents 18.4% of Enact Holdings’ net income attributable to noncontrolling interests for the six months ended June 30, 2021 and the year ended December 31, 2020 reflected in connection with the Offering.